Exhibit 5.1

Dennis Brovarone
ATTORNEY AND COUNSELOR AT LAW
35 Pinyon Pine Road, Littleton, CO 80127
Phone 303 466 4092 / Email Dbrovarone@aol.com

January 14, 2015

Bret Mosher, Director
R.M. Diversified, Inc.
1425 W. 7th Street
Los Angeles California 90017

Re:  Registration Statement on Form S-1

Dear Mr. Mosher:

On behalf of R.M. Diversified, Inc., a Nevada corporation (the "Corporation"), you have requested my opinion as to the legality of the issuance by the Corporation of up to 8,000,000 shares of Common Stock (the "Shares") being offered by the Corporation (the "Shares") pursuant to a Registration Statement on Form S-1 (the "Registration Statement") filed with the U.S. Securities and Exchange Commission.

Pursuant to your request I have reviewed and examined:

      (1) The Articles of Incorporation of the Corporation, as amended
     (2) The Bylaws of the Corporation;
     (3) Certain resolutions of the Director of the Corporation;
     (4) The Registration Statement; and
     (5) Such other matters as I have deemed relevant to my opinion.

Based upon the foregoing and the laws of the state of Nevada, and subject to the qualifications set forth below, I am of the opinion that the Shares offered by the Corporation have been duly authorized, will be legally issued, and upon issuance fully paid and non-assessable pursuant to the Articles, Bylaws and Nevada law.   My opinion is subject to the qualification that no opinion is expressed herein as to the application of state securities or Blue Sky laws.

 Not withstanding the above, I consent to the use of this opinion in the Registration Statement and to the reference to me in the Legal Matters section of the Prospectus contained in the Registration Statement. In giving my consent, I do not admit that I come without the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

I hereby consent to the use of this opinion in the Registration Statement.

Very truly yours,

/s/Dennis Brovarone
Dennis Brovarone
Attorney at Law